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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            SFX Entertainment, Inc.
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             (Exact name of registrant as specified in its charter)

              Delaware                                   13-3977880
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


          650 Madison Avenue
           New York, New York                               10022
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(Address of principal executive offices)                  (Zip Code)

     Securities to be registered pursuant to Section 12(b) of the Act:

             Title of each class                Name of each exchange on which
             to be so registered                each class is to be registered

Class A Common Stock, Par Value $.01 Per Share      New York Stock Exchange
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     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [x].

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [ ].

     Securities Act registration statement file number to which this form
relates:          (if applicable).
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     Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

                            Total Number of Pages: 3


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The description of the Class A Common Stock set forth under "Description of Capital Stock" contained in the Registrant's Registration Statement on Form S-4, File No. 333-71195, as amended and supplemented, and filed with the Securities and Exchange Commission on February 12, 1999, is hereby incorporated herein by reference.

ITEM 2.  EXHIBITS

     3.1 Amended and Restated Certificate of Incorporation of SFX Entertainment, Inc. (incorporated by reference to Amendment No. 1 to the Registrant's Form S-1 (File No. 333-50079) filed with Securities and Exchange Commission on May 5, 1998).

     3.2 Bylaws of SFX Entertainment, Inc. (incorporated by reference to the Registrant's Amendment No. 2 to Form S-1 (File No. 333-43287) filed with the Securities and Exchange Commission on February 2, 1998).

     3.3. Amendment No. 1 to the Bylaws of SFX Entertainment, Inc. (incorporated by reference to the Registrant's Form 10-K (File No. 000-24017) filed with the Securities and Exchange Commission on March 31, 1999).



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                                   SIGNATURE

Pursuant to the requirement of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                  SFX Entertainment, Inc.


Date: May 7, 1999                  By: /s/ Howard J. Tytel
                                       -----------------------------------------
                                   Name:  Howard J. Tytel
                                   Title: Executive Vice President,
                                          General Counsel, Secretary, and
                                          Member of the Office of the Chairman